EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ENACTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Steven L. Shea and Jennifer E. Ziegler, the Chief Executive Officer and Chief Financial Officer, respectively, of Unico American Corporation. (the “Company”), hereby certify that based on the undersigned’s knowledge:

(1)

The Company’s Amendment No. 1 to Quarterly Report on Form 10-Q of Unico American Corporation for the period ended June 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 5, 2022	/s/ Steven L. Shea
Steven L. Shea
Chief Executive Officer
(Principal Executive Officer)

October 5, 2022	/s/ Jennifer E. Ziegler
Jennifer E. Ziegler
Chief Financial Officer
(Principal Financial and Accounting Officer)